UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2010

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

416 Hungerford Drive, Suite 330, Rockville, Maryland 20850
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Cytomedix, Inc. (the “Company”), previously filed a Current Report on Form 8-K dated April 12, 2010 (the “Initial Report”) to report that, among other things, the Company had completed acquisition of certain assets of Sorin Group USA, Inc. (the “Seller”) relating to the Seller’s Angel® systems and ActivAT™ businesses (the “Business”). This Amendment is being filed to amend and supplement Item 9.01 of the Initial Report to include the pro forma financial information required by part (b) of Item 9.01 of Form 8-K.  Except as described herein, the information contained in the Initial Report 8-K has not been updated or amended.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

 The following audited financial statements were filed as Exhibit 99.1 of the Initial Report and are incorporated in their entirety herein by reference:

•	Audited Combined Statements of Assets Acquired and Liabilities Assumed as of December 31, 2008 and 2009;
•	Audited Combined Statements of Revenues and Direct Expenses for the Years Ended December 31, 2008 and 2009; and
•	Notes to the Combined Statements of Assets Acquired and Liabilities Assumed and Combined Statements of Revenues and Direct Expenses

(b)	Pro Forma Financial Information.

The unaudited pro forma financial information as of December 31, 2009 and for the year then ended are furnished as Exhibit 99.2 to this Form 8-K/A and incorporated into this Item 9.01(b) by reference.

(c)	Exhibits

99.2	Unaudited Pro Forma Combined Financial Statements of Cytomedix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Andrew Maslan
Andrew Maslan Chief Financial Officer

Date:       June 18, 2010